Exhibit 99.2

MICA Microwave Corporation

Index to Unaudited Financial Statements

The following unaudited financial statements of MICA Microwave Corporation are included:

Unaudited Balance Sheet as of April 30, 2007	F-14
Unaudited Statements of Operations for the six months ended April 30, 2007 and April 30, 2006	F-15
Unaudited Statements of Cash Flows for the six months ended April 30, 2007 and April 30, 2006	F-16
Notes to Unaudited Financial Statements	F-17 – F-18

MICA Microwave Corporation

Balance Sheet – Unaudited

April 30, 2007
ASSETS
Current assets
Cash and cash equivalents	$—
Accounts receivable	905,929
Inventories, net	1,300,102
Prepaid expenses and other current assets	18,715
Deferred income taxes	153,196

Total current assets	2,377,942

Property, plant and equipment – net	479,900

Other assets	13,825

Total assets	$2,871,667

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Line of credit	$524,259
Current portion of long-term debt	104,960
Accounts payable	344,527
Accrued expenses	343,369
Accrued income taxes	170,312

Total current liabilities	1,487,427

Long-term liabilities
Deferred income taxes	52,382
Long-term debt – net of current portion	23,678

Total long-term liabilities	76,060

Total liabilities	1,563,487

Commitments & contingencies
Stockholders’ equity
Common stock - no par value; 2,000,000 shares authorized; 551,331 shares issued and outstanding	372,690
Retained earnings	935,490

Total stockholders’ equity	1,308,180

Total liabilities and stockholders’ equity	$2,871,667

The accompanying notes are an integral part of these financial statements

MICA Microwave Corporation

Statements of Operations - Unaudited

	Six Months Ended April 30,
	2007	2006
Net sales	$2,699,191	$2,763,641
Cost of sales	2,044,662	1,916,563

Gross profit	654,529	847,078

Operating expenses
Selling, general and administrative	543,309	526,279

Income from operations	111,220	320,799
Other (expense) income
Interest income	—	103
Interest expense	(28,977)	(30,609)

Total other expense	(28,977)	(30,506)

Income before provision for income taxes	82,243	290,293
Provision for income taxes	32,897	106,869

Net income	$49,346	$183,424

The accompanying notes are an integral part of these financial statements

MICA Microwave Corporation

Statements of Cash Flows - Unaudited

	Six Months Ended April 30,
	2007	2006
Cash flows from operating activities
Net income	$49,346	$183,424
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for inventory obsolescence and losses	—	23,792
Depreciation and amortization	44,612	60,065
Changes in operating assets and liabilities
Accounts receivable	(111,654)	135,839
Inventory	78,544	(128,510)
Prepaid expenses and other current assets	14,508	(35,097)
Other assets	(1,675)	1,200
Accounts payable	(27,903)	(157,870)
Accrued expenses	(27,387)	17,826
Accrued income taxes	58,462	104,928

Cash provided by operating activities	76,853	205,597

Cash flows from investing activities:
Purchase of equipment	(128,946)	(67,732)

Net cash used in investing activities	(128,946)	(67,732)

Cash flows from financing activities:
(Repayments) borrowings on line of credit	11,608	(208,330)
Repayments of long-term debt	(51,975)	(50,888)

Net cash used in financing activities	(40,367)	(259,218)

Net change in cash and cash equivalents	(92,460)	(121,353)
Cash and cash equivalents at beginning of period	92,460	121,353

Cash and cash equivalents at end of period	$—	$—

The accompanying notes are an integral part of these financial statements

MICA Microwave Corporation

Notes to Unaudited Financial Statements

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The summary of significant accounting policies of MICA Microwave Corporation (the “Company”) is presented to assist in understanding the Company’s financial statements. The financial statements and the notes are a representation of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles in the United States and have been consistently applied in the preparation of the financial statements. These financial statements have not been reviewed by independent certified public accountants.

a)	Nature of Operations

MICA Microwave Corporation (the “Company”) is engaged in the design and manufacture of a wide range of microwave products for various applications including mixers, isolators, detectors, limiters and circulators and sells to a variety of domestic and international commercial and military customers.

b)	Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all cash accounts which are not subject to withdrawal restrictions or penalties with a maturity of three months or less to be cash or cash equivalents.

c)	Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates and judgments made by management include revenue recognition, net realizable value of inventory, allowance for doubtful accounts, goodwill impairment assessment, useful lives of property and equipment and the realizable value of deferred income taxes. Actual results could vary from the estimates that were assumed in preparing the financial statements and would impact future result of operations and cash flows.

d)	Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation is provided over the estimated useful lives of the assets utilizing both the straight-line and accelerated methods. The estimated useful lives of the various classes of assets range from 5 to 10 years. Leasehold improvements are amortized over the shorter of the life of the asset or term of the lease considering lease renewal options are reasonably assured.

Expenditures for major renewals and betterments are capitalized and maintenance and repairs are charged to operations as incurred.

Upon the sale or retirement of assets, the cost and related accumulated depreciation and amortization are eliminated from the accounts, and any resulting profit or loss is reflected in the results of operations.

e)	Allowance for Doubtful Accounts

The Company considers all accounts receivable to be fully collectible, and accordingly, no allowance for doubtful accounts is required.

f)	Inventories

Inventories are stated at the lower of cost or market. Cost is determined using standard costs on the first-in, first-out method, which approximate actual costs.

Inventory items are reviewed regularly for excess and obsolete inventory based on an estimated forecast of the product demand. Demand for the Company’s products can be forecasted based on current backlog, customer options to reorder under existing contracts, the need to refit older units and parts needed for general repairs. Inventories that are in excess of future requirements are written down to their estimated realizable value based upon projected demand. Although management makes every effort to insure the accuracy of the forecasts of future product demand, any significant unanticipated changes in demand or technological developments could have an impact on the level of obsolete material in the Company’s inventories and operating results could be affected accordingly.

g)	Income Taxes

Federal and state income taxes have been accrued based upon statutory rates. When applicable, deferred tax assets or liabilities have also been made.

h)	Revenue Recognition

The Company generates revenue from the sale of products and technology development. Revenue is recognized when persuasive evidence of an arrangement exists, delivery of product has occurred or reasonably assured and no future services are required. The Company’s products are primarily microwave components, that are delivered to original equipment manufacturers (OEMs) and the military who are considered to be the end users.

The Company sells it products using a direct sales force and sales representatives. Contracts with customers do not include products right of returns or price protection. The estimated cost of products warranties is considered insignificant.

i)	Shipping and Handling Costs

The Company includes shipping and handling fees billed to customers in net sales. Shipping and handling costs associated with inbound freight are included in cost of sales. Shipping and handling costs associates with outbound freight are included in the selling expenses. Cash received in advance of revenue earned is recorded as deferred revenue

j)	Advertising Costs

Advertising costs are charged to operations when incurred.

MICA Microwave Corporation

Notes to Unaudited Financial Statements

NOTE 2 INVENTORIES, NET

At April 30, 2007 inventories consisted of the following:

April 30, 2007
Raw materials	$749,220
Work in process	505,327
Finished goods	45,555

Total	$1,300,102

NOTE 3 PROPERTY, PLANT AND EQUIPMENT, NET

At April 30, 2007 property, plant and equipment, net consisted of the following:

April 30, 2007
Leasehold improvements	$69,239
Machinery and equipment	1,279,497
Furniture and fixtures, and other	152,725

Total	$1,501,461
Total furniture and fixtures, and other	(1,021,561)

Total	$479,900

NOTE 4 LONG-TERM DEBT

At April 30, 2007 long-term debt consisted of the following:

April 30, 2007
Note payable – Commercial note, due in monthly interest (5.50%) and principal installments, maturing June 2009, secured by a commercial security agreement and stockholder guarantees.	$55,929

Note payable – Commercial note, due in monthly interest (5.50%) and principal installments, maturing January 2008, secured by a commercial security agreement and stockholder guarantees	72,709

128,638
Less current portion	104,960

$23,678

NOTE 5 LINE OF CREDIT

The Company renewed a line of credit with a bank in fiscal 2005 with a borrowing limit of $750,000. Interest is payable at the bank’s reference rate plus 1.25%. The line of credit is secured by a commercial security agreement and stockholder guarantees and is subject to restrictive covenants and matures in July 2007. Borrowings under the line of credit, which amounted to $524,259 at April 30, 2007 are collateralized by substantially all assets of the Company. The outstanding balance on this line of credit was paid on June 18, 2007.

The Company is required to meet certain financial covenants including net worth ratio, quick ratio, debt service coverage, minimum tangible net worth and minimum working capital requirement. As of April 30, 2007 the Company was in compliance with their covenants.

NOTE 6 SUBSEQUENT EVENT

The Company merged with Micronetics, Inc., a Delaware corporation on June 5, 2007. In exchange for the consideration paid under the merger agreement, Micronetics acquired from the shareholders of the Company all of the issued and outstanding shares of the Company’s capital stock. The transaction is also structured so as to qualify as a tax free reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended.